As filed with the Securities and Exchange Commission on January 5, 2017

Registration No. 333-199159

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LENNAR CORPORATION

Co-registrants are listed on the following page.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4337490
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

700 Northwest 107th Avenue

Miami, Florida 33172

(305) 559-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Sustana

General Counsel and Secretary

Lennar Corporation

700 Northwest 107th Avenue

Miami, Florida 33172

(305) 559-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Boston, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

Approximate date of commencement of proposed sale to the public: From time to time after the date of this Post-Effective Amendment No. 3 to the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Information I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered*	Amount to be registered Proposed Maximum Offering Price per Unit Proposed Maximum Aggregate Offering Price Amount of Registration Fee (1)
Class A Common Stock, Class B Common Stock, Preferred Stock, Participating Preferred Stock, Depositary Shares, Debt Securities, Warrants, Units
Guarantees of Debt Securities by direct and indirect wholly-owned subsidiaries (2)

(1)	This registration statement relates to an indeterminate number of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. It also includes securities that may be issued on conversion of other securities or on exercise of warrants with regard to which additional consideration may or may not be required. In accordance with Rules 456(b) and 457(i), the registrant is deferring payment of the registration fee. Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees.
(2)	See the following pages for a list of the guarantors, all of which are direct or indirect subsidiaries of Lennar Corporation.

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

308 Furman, Ltd.	TX	01-0757175

360 Developers, LLC	FL	03-0469008

Ann Arundel Farms, Ltd.	TX	76-0594649

Aquaterra Utilities, Inc.	FL	59-3674555

Asbury Woods L.L.C.	IL	36-4491586

Astoria Options, LLC	DE	26-3838861

Autumn Creek Development, Ltd.	TX	76-0566381

Aylon, LLC	DE	74-3135055

Bainebridge 249, LLC	FL	45-5434000

Bay Colony Expansion 369, Ltd.	TX	01-0634897

Bay River Colony Development, Ltd.	TX	None

BB Investment Holdings, LLC	NV	None

BCI Properties, LLC	NV	None

Bellagio Lennar, LLC	FL	46-0560657

Belle Meade LEN Holdings, LLC	FL	27-1137331

Belle Meade Partners, LLC	FL	20-3287566

BPH I, LLC	NV	None

Bramalea California, Inc.	CA	95-3426206

Bressi Gardenlane, LLC	DE	47-0876961

Builders LP, Inc.	DE	43-1981685

Cambria L.L.C.	IL	36-4343919

Cary Woods, LLC	IL	36-4511011

Casa Marina Development, LLC	FL	55-0817596

Caswell Acquisition Group, LLC	DE	None

Cherrytree II LLC	MD	75-2988548

CL Ventures, LLC	FL	11-3728443

Coco Palm 82, LLC	FL	None

Colonial Heritage LLC	VA	20-0646289

Concord Station, LLP	FL	20-0986458

Coventry L.L.C.	IL	36-4511106

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

CP Red Oak Management, LLC	TX	None

CP Red Oak Partners, Ltd.	TX	20-1064026

CPFE, LLC	MD	45-5433728

Creekside Crossing, L.L.C.	IL	43-2052256

Danville Tassajara Partners, LLC	DE	20-1461254

Darcy-Joliet L.L.C.	IL	20-1290431

DBJ Holdings, LLC	NV	None

DTC Holdings of Florida, LLC	FL	45-2118119

Durrell 33, LLC	NJ	46-2498666

Estates Seven, LLC	DE	52-2274380

EV, LLC	MD	None

Evergreen Village LLC	DE	59-3801488

F&R Florida Homes, LLC	FL	27-2136138

F&R QVI Home Investments USA, LLC	DE	20-8024189

Fidelity Guaranty and Acceptance Corp.	DE	76-0168225

FLORDADE LLC	FL	38-3832923

Fox-Maple Associates, LLC	NJ	43-1997377

Friendswood Development Company, LLC	TX	74-2859478

Garco Investments, LLC	FL	65-1151300

Greystone Construction, Inc.	AZ	86-0864245

Greystone Homes of Nevada, Inc.	DE	88-0412604

Greystone Nevada, LLC	DE	88-0412611

Greywall Club L.L.C.	IL	20-1083688

Hammocks Lennar LLC	FL	None

Harveston, LLC	DE	02-0613649

Haverton L.L.C.	IL	30-0057181

HCC Investors, LLC	DE	33-0770138

Heathcote Commons LLC	VA	20-1178932

Heritage of Auburn Hills, L.L.C.	MI	38-3395118

Hewitts Landing Trustee, LLC	MA	27-2909649

Home Buyer’s Advantage Realty, Inc.	TX	76-0573246

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Homecraft Corporation	TX	76-0334090

HTC Golf Club, LLC	CO	26-0312522

Inactive Companies, LLC	FL	26-2094631

Independence L.L.C.	VA	76-0651137

Isles at Bayshore Club, LLC	FL	27-2304291

Kendall Hammocks Commercial, LLC	FL	30-0771295

Lakelands at Easton, L.L.C.	MD	03-0501970

Lakeside Farm, LLC	MD	None

LCD Asante, LLC	DE	26-1131090

Legends Club, LLC	FL	48-1259544

Legends Golf Club, LLC	FL	59-3691814

LEN – Belle Meade, LLC	FL	27-1077754

LEN – Palm Vista, LLC	FL	27-1077269

LEN Paradise Cable, LLC	FL	27-2559480

LEN Paradise Operating, LLC	FL	27-2559369

Len Paradise, LLC	FL	27-0950511

LEN-CG South, LLC	FL	45-4599963

Lencraft, LLC	MD	20-1749015

LenFive, LLC	DE	47-5614749

LenFive Sub, LLC	DE	37-1796755

LenFive Sub II, LLC	DE	81-1803170

LenFive Sub III, LLC	DE	37-1824677

LENH I, LLC	FL	56-2349820

Len-Hawks Point, LLC	FL	45-4049841

Lennar – BVHP, LLC	CA	94-3332430

Lennar Aircraft I, LLC	DE	20-2424732

Lennar Arizona Construction, Inc.	AZ	20-5335712

Lennar Arizona, Inc.	AZ	20-5335505

Lennar Associates Management Holding Company	FL	31-1806357

Lennar Associates Management, LLC	DE	52-2257293

Lennar Avenue One, LLC	DE	46-1440494

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Lennar Bridges, LLC	CA	33-0843355

Lennar Buffington Colorado Crossing, L.P.	TX	20-2002341

Lennar Buffington Zachary Scott, L.P.	TX	20-1577414

Lennar Carolinas, LLC	DE	20-3150607

Lennar Central Park, LLC	DE	20-1087322

Lennar Central Region Sweep, Inc.	NV	65-1111068

Lennar Central Texas, L.P.	TX	20-5336543

Lennar Chicago, Inc.	IL	36-3971759

Lennar Colorado Minerals LLC	CO	None

Lennar Colorado, LLC	CO	20-0451796

Lennar Commercial Investors, LLC	FL	46-2288424

Lennar Communities Development, Inc.	DE	86-0262130

Lennar Communities Nevada, LLC	NV	20-3035653

Lennar Communities of Chicago L.L.C.	IL	20-2036535

Lennar Communities, Inc.	CA	33-0855007

Lennar Construction, Inc.	AZ	86-0972186

Lennar Courts, LLC	FL	46-3122365

Lennar Developers, Inc.	FL	48-1259540

Lennar Family of Builders GP, Inc.	DE	43-1981691

Lennar Family of Builders Limited Partnership	DE	43-1981697

Lennar Flamingo, LLC	FL	46-3111056

Lennar Fresno, Inc.	CA	33-1008718

Lennar Gardens, LLC	FL	27-4501329

Lennar Georgia, Inc.	GA	20-8892316

Lennar Greer Ranch Venture, LLC	CA	33-0888370

Lennar Heritage Fields, LLC	CA	27-3194383

Lennar Hingham Holdings, LLC	DE	20-2866090

Lennar Hingham JV, LLC	DE	20-2866001

Lennar Homes Holding, LLC	DE	16-1641233

Lennar Homes NJ, LLC	DE	45-2921631

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Lennar Homes of Arizona, Inc.	AZ	65-0163412

Lennar Homes of California, Inc.	CA	93-1223261

Lennar Homes of Tennessee, LLC	DE	32-0407237

Lennar Homes of Texas Land and Construction, Ltd.	TX	75-2792018

Lennar Homes of Texas Sales and Marketing, Ltd.	TX	75-2792019

Lennar Homes, LLC	FL	59-0711505

Lennar Imperial Holdings Limited Partnership	DE	20-2552367

Lennar International Holding, LLC	DE	46-1347038

Lennar International, LLC	DE	61-1697090

Lennar Layton, LLC	DE	26-3797850

Lennar Long Beach Promenade Partners, LLC	DE	20-1258506

Lennar Lytle, LLC	DE	20-2374724

Lennar Mare Island, LLC	CA	33-0789053

Lennar Marina A Funding, LLC	DE	27-0762082

Lennar Massachusetts Properties, Inc.	DE	20-2681100

Lennar Middletown, LLC	NJ	45-5441987

Lennar Multifamily Communities, LLC	DE	45-2701002

Lennar New Jersey Properties, Inc.	DE	20-2681142

Lennar New York, LLC	NY	20-3160452

Lennar Northeast Properties LLC	NJ	20-4874094

Lennar Northeast Properties, Inc.	NV	20-2552288

Lennar Northwest, Inc.	DE	45-2978961

Lennar Pacific Properties Management, Inc.	DE	30-0139878

Lennar Pacific Properties, Inc.	DE	88-0412607

Lennar Pacific, Inc.	DE	88-0412608

Lennar PI Acquisition, LLC	NJ	26-1531638

Lennar PI Property Acquisition, LLC	NJ	26-1531376

Lennar PIS Management Company, LLC	DE	26-3218984

Lennar Point, LLC	NJ	46-0534484

Lennar Port Imperial South, LLC	DE	20-2552353

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Lennar Realty, Inc.	FL	76-0683361

Lennar Reno, LLC	NV	22-3895412

Lennar Rialto Investment LP	DE	27-1437879

Lennar Riverside West Urban Renewal Company, L.L.C.	NJ	20-2562043

Lennar Riverside West, LLC	DE	20-2552385

Lennar Sacramento, Inc.	CA	33-0794993

Lennar Sales Corp.	CA	95-4716082

Lennar Southland I, Inc.	CA	33-0801714

Lennar Southwest Holding Corp.	NV	91-1933536

Lennar Spencer’s Crossing, LLC	DE	20-2906597

Lennar Texas Holding Company	TX	75-2788257

Lennar Trading Company, LP	TX	72-1574089

Lennar Ventures, LLC	FL	26-3103505

Lennar West Valley, LLC	CA	20-1342854

Lennar.com Inc.	FL	65-0980149

Lennar/LNR Camino Palomar, LLC	CA	90-0159727

Lennar-Lantana Boatyard, Inc.	FL	56-2321100

LEN-Ryan 1, LLC	FL	None

Len-Verandahs, LLP	FL	20-3021304

LH Eastwind, LLC	FL	20-0097714

LH-EH Layton Lakes Estates, LLC	AZ	04-3741040

LHI Renaissance, LLC	FL	02-0680656

LMC Malden Station Investor, LLC	DE	30-0754847

LMI Contractors, LLC	DE	80-0838150

LMI Glencoe Dallas Investor, LLC	DE	61-1706871

LMI Lakes West Covina Investor, LLC	DE	32-0414007

LMI Las Colinas Station, LLC	DE	32-0395213

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

LMI Naperville Investor, LLC	DE	37-1709704

LMI Park Central Investor, LLC	DE	35-2471697

LMICS, LLC	DE	36-4747722

LMI-JC Developer, LLC	DE	38-3875832

LMI-JC, LLC	DE	90-0843143

LMI-West Seattle, LLC	DE	37-1699874

LNC at Meadowbrook, LLC	IL	36-0026164

LNC at Ravenna, LLC	IL	41-2088272

LNC Communities I, Inc.	CO	84-1317557

LNC Communities II, LLC	CO	84-1317558

LNC Communities III, Inc.	CO	84-1361682

LNC Communities IV, LLC	CO	84-1512061

LNC Communities V, LLC	CO	84-1513989

LNC Communities VI, LLC	CO	84-1556776

LNC Communities VII, LLC	CO	84-1534329

LNC Communities VIII, LLC	CO	84-1553326

LNC Pennsylvania Realty, Inc.	PA	23-2991585

Long Beach Development, LLC	TX	26-2321011

Lori Gardens Associates II, LLC	NJ	20-1944492

Lori Gardens Associates III, LLC	NJ	20-1944674

Lori Gardens Associates, L.L.C.	NJ	76-0664697

Lorton Station, LLC	VA	76-0694499

LW D’Andrea, LLC	DE	20-4489534

Madrona Ridge L.L.C.	IL	20-0278584

Madrona Village L.L.C.	IL	36-4343916

Madrona Village Mews L.L.C.	IL	36-0026266

Majestic Woods, LLC	NJ	74-3001871

Mid-County Utilities, Inc.	MD	76-0610395

Mission Viejo 12S Venture, LP	CA	33-0615197

Mission Viejo Holdings, Inc.	CA	33-0785862

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Moffett Meadows Partners, LLC	DE	56-2320229

NC Properties I, LLC	DE	27-3443043

NC Properties II, LLC	DE	27-3443142

North American Asset Development Corporation	CA	68-0239180

North American Title Company, Inc.	CA	94-2900247

Northbridge L.L.C.	IL	36-4511102

Northeastern Properties LP, Inc.	NV	20-2552328

OHC/Ascot Belle Meade, LLC	FL	20-3276553

One SR, L.P.	TX	75-3030507

Palm Gardens At Doral Clubhouse, LLC	FL	26-0801736

Palm Gardens at Doral, LLC	FL	20-3959088

Palm Vista Preserve, LLC	FL	83-0426521

PD-Len Boca Raton, LLC	DE	20-8734358

PD-Len Delray, LLC	DE	20-8734555

PG Properties Holding, LLC	NC	26-4059800

Pioneer Meadows Development, LLC	NV	20-0939113

Pioneer Meadows Investments, LLC	NV	20-0939094

POMAC, LLC	MD	11-3708149

Prestonfield L.L.C.	IL	36-4511103

Providence Lakes, LLP	FL	20-1744772

PT Metro, LLC	DE	45-4508755

Raintree Village II L.L.C.	IL	20-2118282

Raintree Village L.L.C.	IL	20-0090390

Renaissance Joint Venture	FL	20-0035665

Reserve @ Pleasant Grove II LLC	NJ	90-0527127

Reserve @ Pleasant Grove LLC	NJ	90-0527123

Reserve at River Park, LLC	NJ	72-1537694

Reserve at South Harrison, LLC	NJ	76-0682273

Rivendell Joint Venture	FL	65-0843443

Rivenhome Corporation	FL	76-0569346

RMV, LLC	MD	None

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Rutenberg Homes of Texas, Inc.	TX	76-0215995

Rutenberg Homes, Inc.	FL	76-0340291

Rye Hill Company, LLC	NY	20-0809495

S. Florida Construction II, LLC	FL	72-1567303

S. Florida Construction III, LLC	FL	72-1567302

S. Florida Construction, LLC	FL	71-0949799

San Lucia, LLC	FL	20-4372714

Santa Ana Transit Village, LLC	CA	45-0512621

Savannah Development, Ltd.	TX	76-0654193

Savell Gulley Development, LLC	TX	26-2592101

Scarsdale, LTD.	TX	27-0080619

Schulz Ranch Developers, LLC	DE	20-4092311

Seminole/70th, LLC	FL	56-2529886

Siena at Old Orchard L.L.C.	IL	20-1476765

South Development, LLC	FL	20-2581567

Southbank Holding, LLC	FL	45-2420546

Spanish Springs Development, LLC	NV	76-0672277

St. Charles Active Adult Community, LLC	MD	20-1659598

Stoney Corporation	FL	59-3374931

Stoney Holdings, LLC	FL	27-5428554

Stoneybrook Clubhouse, Inc.	FL	76-0555539

Stoneybrook Joint Venture	FL	59-3386329

Strategic Holdings, Inc.	NV	91-1770357

Strategic Technologies, LLC	FL	65-0523605

Summerfield Venture L.L.C.	IL	20-0753624

Summerwood, LLC	MD	27-0045425

SunStreet Energy Group, LLC	DE	90-0889251

TCO QVI, LLC	DE	45-3568663

Temecula Valley, LLC	DE	43-1971997

Terra Division, LLC	MN	None

The Baywinds Land Trust	FL	11-6591848

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

The Bridges at Rancho Santa Fe Sales Company, Inc.	CA	33-0886703

The Bridges Club at Rancho Santa Fe, Inc.	CA	33-0867612

The LNC Northeast Group, Inc.	DE	54-1774997

The Preserve at Coconut Creek, LLC	FL	20-3287825

Treasure Island Holdings, LLC	DE	38-3984534

Treviso Holding, LLC	FL	45-1961704

U.S. Home Corporation	DE	52-2227619

U.S. Home of Arizona Construction Co.	AZ	74-2402824

U.S. Home Realty, Inc.	TX	76-0136964

U.S.H. Los Prados, Inc.	NV	88-0232393

U.S.H. Realty, Inc.	MD	74-2765031

USH – Flag, LLC	FL	26-3984776

USH Equity Corporation	NV	76-0450341

USH LEE, LLC	FL	27-5368263

USH Woodbridge, Inc.	TX	76-0561576

UST Lennar Collateral Sub, LLC	DE	35-2560088

UST Lennar GP PIS 10, LLC	DE	26-3219799

UST Lennar GP PIS 7, LLC	DE	26-3219172

UST Lennar HW Scala SF Joint Venture	DE	26-3262077

Valencia at Doral, LLC	FL	20-3959040

Vineyard Point 2009, LLC	CA	26-4562548

WCP, LLC	SC	51-0461143

West Chocolate Bayou Development, LLC	TX	26-2320867

West Lake Village, LLC	NJ	23-2861558

West Seattle Project X, LLC	DE	35-2460935

West Van Buren L.L.C.	IL	36-4347398

Westchase, Inc.	NV	91-1954138

Willowbrook Investors, LLC	NJ	76-0687252

Woodbridge Multifamily Developer I, LLC	DE	45-2921413

Wright Farm, L.L.C.	VA	76-0629136

(1)	The address, including zip code, and telephone number, including area code, for each of the additional registrants is 700 Northwest 107th Avenue, Miami, Florida 33172, (305) 559-4000.

Note: The following entities that were originally included in the Registration Statement on Form S-3 filed on October 3, 2014 (Registration No. 333-199159) have been merged out of existence into one of the other co-registrants: Greystone Homes, Inc., Coto de Caza Ltd., Limited Partnership, Lennar Coto Holdings, L.L.C., Lennar PNW, Inc., Lennar Renaissance, Inc., Lennar San Jose Holdings, Inc., LFS Holding Company, LLC, LMI (150 Ocean) Investor, LLC and LNC Northeast Mortgage, Inc.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-3 (Registration No. 333-199159) is being filed for the purposes of (i) adding LenFive Sub II, LLC, LenFive Sub III, LLC and UST Lennar Collateral Sub, LLC, each a wholly (i.e., 100%) owned subsidiary of Lennar Corporation, as a co-registrant to the Registration Statement with regard to issuances by these subsidiaries of guarantees of debt securities issued by Lennar Corporation, (ii) adding to the securities to which the Registration Statement may relate guarantees by the additional subsidiaries of debt securities issued by Lennar Corporation, and (iii) noting that certain entities that were originally co-registrants under the Registration Statement have been merged out of existence. No changes or additions are being made to the base prospectus that already forms part of the Registration Statement. Accordingly, the base prospectus is not included in this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

SEC Registration Fees	$(1)(2)
Accounting Fees and Expenses	5,000(3)
Trustee’s Fees and Expenses (including counsel fees)	(2)
Printing Fees	5,000(3)
Rating Agency Fees	(2)
Legal Fees and Expenses	5,000(3)
Miscellaneous	5,000(3)

Total	$20,000(2)(3)

(1)	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended. Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees.
(2)	Because an indeterminate amount of securities are covered by this Registration Statement, certain expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.
(3)	Estimated.

Item 15.	Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law (“DGCL”), our Certificate of Incorporation provides that we shall indemnify any person who is made a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the such person’s conduct was unlawful.

As also permitted by Section 145 of the DGCL, our Certificate of Incorporation further provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Our Certificate of Incorporation does not include a provision permitting a person’s rights to indemnification to be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought, and therefore, under Section 145 of the DGCL, the right to indemnification may not be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought.

Our Certificate of Incorporation provides, as permitted by Section 145 of the DGCL, that the indemnification provided in our Certificate of Incorporation is not exclusive of other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise. Our Certificate of Incorporation permits us to purchase and maintain insurance on behalf of persons who are entitled to indemnification, and we maintain directors’ and officers’ liability insurance for our directors and officers.

The states in which many of the guarantor registrants are incorporated permit or, under some circumstances, require indemnification of directors or officers. However, Lennar Corporation applies the provisions of its Certificate of Incorporation to indemnification of directors and officers of its wholly-owned subsidiaries, including the guarantor registrants.

Item 16.	Exhibits.

Number	Description

4.1	Indenture dated as of December 31, 1997, between the Company and The First National Bank of Chicago—Incorporated by reference to the Company’s Registration Statement on Form S-3, File No. 333-45527.

5.1	Opinion of K&L Gates LLP (counsel).*

12.1	Calculation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).*

24.1	Power of Attorney.*

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon, as trustee with respect to the Indenture, dated as of December 31, 1997.*

*	Filed previously with the Company’s Registration Statement on Form S-3, on October 3, 2014.
**	Filed herewith.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, State of Florida, on January 5, 2017.

LENNAR CORPORATION

By:	/s/ Stuart A. Miller
Name: Stuart A. Miller Title: Chief Executive Officer

The following direct or indirect subsidiaries of the registrant may guarantee debt securities and are co-registrants under this registration statement:

308 Furman, Ltd.

360 Developers, LLC

Ann Arundel Farms, Ltd.

Aquaterra Utilities, Inc.

Asbury Woods L.L.C.

Astoria Options, LLC

Autumn Creek Development, Ltd.

Aylon, LLC

Bainebridge 249, LLC

Bay Colony Expansion 369, Ltd.

Bay River Colony Development, Ltd.

BB Investment Holdings, LLC

BCI Properties, LLC

Bellagio Lennar, LLC

Belle Meade LEN Holdings, LLC

Belle Meade Partners, LLC

BPH I, LLC

Bramalea California, Inc.

Bressi Gardenlane, LLC

Builders LP, Inc.

Cambria L.L.C.

Cary Woods LLC

Casa Marina Development, LLC

Caswell Acquisition Group, LLC

Cherrytree II LLC

CL Ventures, LLC

Coco Palm 82, LLC

Colonial Heritage LLC

Concord Station, LLP

Coventry L.L.C.

CPFE, LLC

CP Red Oak Management, LLC

CP Red Oak Partners, Ltd.

Creekside Crossing, L.L.C.

Danville Tassajara Partners, LLC

Darcy-Joliet, LLC

DBJ Holdings, LLC

Durrell 33, LLC

DTC Holdings of Florida, LLC

Estates Seven, LLC

EV, LLC

Evergreen Village LLC

F&R Florida Homes, LLC

F&R QVI Home Investments USA, LLC

Fidelity Guaranty and Acceptance Corp.

FLORDADE LLC

Fox-Maple Associates, LLC

Friendswood Development Company, LLC

Garco Investments, LLC

Greystone Construction, Inc.

Greystone Homes of Nevada, Inc.

Greystone Nevada, LLC

Greywall Club L.L.C.

Hammocks Lennar LLC

Harveston, LLC

Haverton L.L.C.

HCC Investors, LLC

Heathcote Commons LLC

Heritage of Auburn Hills, L.L.C.

Hewitts Landing Trustee, LLC

Home Buyer’s Advantage Realty, Inc.

Homecraft Corporation

HTC Golf Club, LLC

Inactive Companies, LLC

Independence L.L.C.

Isles at Bayshore Club, LLC

Kendall Hammocks Commercial, LLC

Lakelands at Easton, L.L.C.

Lakeside Farm, LLC

LCD Asante, LLC

Legends Club, LLC

Legends Golf Club, LLC

LEN – Belle Meade, LLC

LEN – CG South, LLC

LEN – Palm Vista, LLC

LEN Paradise Cable, LLC

LEN Paradise Operating, LLC

Len Paradise, LLC

Lencraft, LLC

LenFive, LLC

LenFive Sub, LLC

LenFive Sub II, LLC

LenFive Sub III, LLC

LENH I, LLC

Len – Hawks Point, LLC

Lennar – BVHP, LLC

Lennar Aircraft I, LLC

Lennar Arizona, Inc.

Lennar Arizona Construction, Inc.

Lennar Associates Management, LLC

Lennar Associates Management Holding Company

Lennar Avenue One, LLC

Lennar Bridges, LLC

Lennar Buffington Colorado Crossing, L.P.

Lennar Buffington Zachary Scott, L.P.

Lennar Carolinas, LLC

Lennar Central Park, LLC

Lennar Central Region Sweep, Inc.

Lennar Central Texas, L.P.

Lennar Chicago, Inc.

Lennar Colorado Minerals LLC

Lennar Colorado, LLC

Lennar Commercial Investors, LLC

Lennar Communities, Inc.

Lennar Communities Development, Inc.

Lennar Communities Nevada, LLC

Lennar Communities of Chicago L.L.C.

Lennar Construction, Inc.

Lennar Courts, LLC

Lennar Developers, Inc.

Lennar Family of Builders GP, Inc.

Lennar Family of Builders Limited Partnership

Lennar Flamingo, LLC

Lennar Fresno, Inc.

Lennar Gardens, LLC

Lennar Georgia, Inc.

Lennar Greer Ranch Venture, LLC

Lennar Heritage Fields, LLC

Lennar Hingham Holdings, LLC

Lennar Hingham JV, LLC

Lennar Homes Holding, LLC

Lennar Homes NJ, LLC

Lennar Homes, LLC

Lennar Homes of Arizona, Inc.

Lennar Homes of California, Inc.

Lennar Homes of Tennessee, LLC

Lennar Homes of Texas Land and Construction, Ltd.

Lennar Homes of Texas Sales and Marketing, Ltd.

Lennar Imperial Holdings Limited Partnership

Lennar International Holding, LLC

Lennar International, LLC

Lennar Layton, LLC

Lennar Long Beach Promenade Partners, LLC

Lennar Lytle, LLC

Lennar Mare Island, LLC

Lennar Marina A Funding, LLC

Lennar Massachusetts Properties, Inc.

Lennar Middletown, LLC

Lennar Multifamily Communities, LLC

Lennar New Jersey Properties Inc.

Lennar New York, LLC

Lennar Northeast Properties, Inc.

Lennar Northeast Properties LLC

Lennar Northwest, Inc.

Lennar Pacific, Inc.

Lennar Pacific Properties, Inc.

Lennar Pacific Properties Management, Inc.

Lennar PI Acquisition, LLC

Lennar PI Property Acquisition, LLC

Lennar PIS Management Company, LLC

Lennar Point, LLC

Lennar Port Imperial South, LLC

Lennar Realty, Inc.

Lennar Reno, LLC

Lennar Rialto Investment LP

Lennar Riverside West, LLC

Lennar Riverside West Urban Renewal Company, L.L.C.

Lennar Sacramento, Inc.

Lennar Sales Corp.

Lennar Southland I, Inc.

Lennar Southwest Holding Corp.

Lennar Spencer’s Crossing, LLC

Lennar Texas Holding Company

Lennar Trading Company, LP

Lennar Ventures, LLC

Lennar West Valley, LLC

Lennar.com Inc.

Lennar/LNR Camino Palomar, LLC

Lennar-Lantana Boatyard, Inc.

LEN-Ryan I, LLC

Len-Verandahs, LLP

LH Eastwind, LLC

LH-EH Layton Lakes Estates, LLC

LHI Renaissance, LLC

LMC Malden Station Investor, LLC

LMI Glencoe Dallas Investor, LLC

LMI Lakes West Covina Investor, LLC

LMI Las Colinas Station, LLC

LMI Naperville Investor, LLC

LMI Park Central Investor, LLC

LMICS, LLC

LMI Contractors, LLC

LMI-JC Developer, LLC

LMI-JC, LLC

LMI-West Seattle, LLC

LNC at Meadowbrook, LLC

LNC at Ravenna, LLC

LNC Communities I, Inc.

LNC Communities II, LLC

LNC Communities III, Inc.

LNC Communities IV, LLC

LNC Communities V, LLC

LNC Communities VI, LLC

LNC Communities VII, LLC

LNC Communities VIII, LLC

LNC Pennsylvania Realty, Inc.

Long Beach Development, LLC

Lori Gardens Associates, L.L.C.

Lori Gardens Associates II, LLC

Lori Gardens Associates III, LLC

Lorton Station, LLC

LW D’Andrea, LLC

Madrona Ridge L.L.C.

Madrona Village L.L.C.

Madrona Village Mews L.L.C.

Majestic Woods, LLC

Mid-County Utilities, Inc.

Mission Viejo 12S Venture, LP

Mission Viejo Holdings, Inc.

Moffett Meadows Partners, LLC

NC Properties I, LLC

NC Properties II, LLC

North American Asset Development Corporation

North American Title Company, Inc.

Northbridge L.L.C.

Northeastern Properties LP, Inc.

OHC/Ascot Belle Meade, LLC

One SR, L.P.

Palm Gardens At Doral Clubhouse, LLC

Palm Gardens at Doral, LLC

Palm Vista Preserve, LLC

PD-Len Boca Raton, LLC

PD-Len Delray, LLC

PG Properties Holding, LLC

Pioneer Meadows Development, LLC

Pioneer Meadows Investments, LLC

POMAC, LLC

Prestonfield L.L.C.

Providence Lakes, LLP

PT Metro, LLC

Raintree Village, L.L.C.

Raintree Village II L.L.C.

Renaissance Joint Venture

Reserve @ Pleasant Grove II LLC

Reserve @ Pleasant Grove LLC

Reserve at River Park, LLC

Reserve at South Harrison, LLC

Rivendell Joint Venture

Rivenhome Corporation

RMV, LLC

Rutenberg Homes, Inc.

Rutenberg Homes of Texas, Inc.

Rye Hill Company, LLC

S. Florida Construction, LLC

S. Florida Construction II, LLC

S. Florida Construction III, LLC

San Lucia, LLC

Santa Ana Transit Village, LLC

Savannah Development, Ltd.

Savell Gulley Development, LLC

Scarsdale, LTD

Schulz Ranch Developers, LLC

Seminole/70th, LLC

Siena at Old Orchard, LLC

South Development, LLC

Southbank Holding, LLC

Spanish Springs Development, LLC

St. Charles Active Adult Community, LLC

Stoney Corporation

Stoney Holdings, LLC

Stoneybrook Clubhouse, Inc.

Stoneybrook Joint Venture

Strategic Holdings, Inc.

Strategic Technologies, LLC

Summerfield Venture L.L.C.

Summerwood L.L.C.

SunStreet Energy Group, LLC

TCO QVI, LLC

Temecula Valley, LLC

Terra Division, LLC

The Baywinds Land Trust

The Bridges at Rancho Santa Fe Sales Company, Inc.

The Bridges Club at Rancho Santa Fe, Inc.

The LNC Northeast Group, Inc.

The Preserve at Coconut Creek, LLC

Treasure Island Holdings, LLC

Treviso Holding, LLC

U.S. Home Corporation

U.S. Home of Arizona Construction Co.

U.S. Home Realty, Inc.

U.S.H. Los Prados, Inc.

U.S.H. Realty, Inc.

USH Equity Corporation

USH – Flag, LLC

USH LEE, LLC

USH Woodbridge, Inc.

UST Lennar Collateral Sub, LLC

UST Lennar GP PIS 10, LLC

UST Lennar GP PIS 7, LLC

UST Lennar HW Scala SF Joint Venture

Valencia at Doral, LLC

Vineyard Point 2009, LLC

WCP, LLC

West Chocolate Bayou Development, LLC

West Lake Village, LLC

West Seattle Project X, LLC

West Van Buren L.L.C.

Westchase, Inc.

Willowbrook Investors, LLC

Woodbridge Multifamily Developer I, LLC

Wright Farm, L.L.C.

AS GUARANTORS

By:	/s/ Mark Sustana
	Name:	Mark Sustana
	Title:	As President, Vice President or
authorized agent of the entity or the
member, managing member or
general partner of the entity

On Behalf of Lennar Corporation:

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ STUART A. MILLER* Stuart A. Miller	Chief Executive Officer and Director (Principal Executive Officer)	January 5, 2017

/s/ BRUCE GROSS* Bruce Gross	Vice President and Chief Financial Officer (Principal Financial Officer)	January 5, 2017

/s/ DAVID M. COLLINS* David M. Collins	Controller (Principal Accounting Officer)	January 5, 2017

/s/ IRVING BOLOTIN* Irving Bolotin	Director	January 5, 2017

/s/ THERON I. GILLIAM* Theron I. Gilliam	Director	January 5, 2017

/s/ STEVEN L. GERARD* Steven L. Gerard	Director	January 5, 2017

/s/ SHERRILL W. HUDSON* Sherrill W. Hudson	Director	January 5, 2017

/s/ SIDNEY LAPIDUS* Sidney Lapidus	Director	January 5, 2017

/s/ TERI P. MCCLURE* Teri P. McClure	Director	January 5, 2017

/s/ Armando Olivera* Armando Olivera	Director	January 5, 2017

/s/ JEFFREY SONNENFELD* Jeffrey Sonnenfeld	Director	January 5, 2017

*By:
/s/ MARK SUSTANA
Name: Mark Sustana Title: Attorney-in-Fact

On Behalf of the Following Co-Registrants:

308 Furman, Ltd.(1)

360 Developers, LLC(2)

Ann Arundel Farms, Ltd.(1)

Aquaterra Utilities, Inc.(i)(xiii)

Asbury Woods L.L.C.(3)

Astoria Options, LLC(4)

Autumn Creek Development, Ltd.(1)

Aylon, LLC(5)

Bainebridge 249, LLC(6)

Bay Colony Expansion 369, Ltd.(1)

Bay River Colony Development, Ltd.(1)

BB Investment Holdings, LLC(7)

BCI Properties, LLC(7)

Bellagio Lennar, LLC(6)

Belle Meade LEN Holdings, LLC(6)

Belle Meade Partners, LLC(8)

BPH I, LLC(7)

Bramalea California, Inc.(ii)(xiii)

Bressi Gardenlane, LLC(9)

Builders LP, Inc.(i)(xiv)

Cambria L.L.C.(3)

Cary Woods LLC(3)

Casa Marina Development, LLC(2)

Caswell Acquisition Group, LLC(iii)(xiii)

Cherrytree II LLC(4)

CL Ventures, LLC(4)

Coco Palm 82, LLC(6)

Colonial Heritage LLC(4)

Concord Station, LLP(10)

Coventry L.L.C.(3)

CPFE, LLC(4)

CP Red Oak Management, LLC(12)

CP Red Oak Partners, Ltd.(13)

Creekside Crossing, L.L.C.(3)

Danville Tassajara Partners, LLC(14)

Darcy-Joliet, LLC(15)

DBJ Holdings, LLC(7)

Durrell 33, LLC(4)

DTC Holdings of Florida, LLC(6)

Estates Seven, LLC(16)

EV, LLC(iii)

Evergreen Village LLC(4)

F&R Florida Homes, LLC(i)(xiii)

F&R QVI Home Investments USA, LLC(iii)(xiii)

Fidelity Guaranty and Acceptance Corp.(i)(xiii)

FLORDADE LLC(6)

Fox-Maple Associates, LLC(4)

Friendswood Development Company, LLC(12)

Garco Investments, LLC(2)

Greystone Construction, Inc.(i)(xiii)

Greystone Homes of Nevada, Inc.(i)(xiii)

Greystone Nevada, LLC(17)

Greywall Club L.L.C.(3)

Hammocks Lennar LLC(6)

Harveston, LLC(14)

Haverton L.L.C.(3)

HCC Investors, LLC(14)

Heathcote Commons LLC(4)

Heritage of Auburn Hills, L.L.C.(4)

Hewitts Landing Trustee, LLC(iii)(xiii)

Home Buyer’s Advantage Realty, Inc.(i)(xiii)

Homecraft Corporation(i)(xiii)

HTC Golf Club, LLC(18)

Inactive Companies, LLC(6)

Independence L.L.C.(4)

Isles at Bayshore Club, LLC(6)

Kendall Hammocks Commercial, LLC(6)

Lakelands at Easton, L.L.C.(4)

Lakeside Farm, LLC (4)

LCD Asante, LLC(iii)(xiv)

Legends Club, LLC(i)(xiv)

Legends Golf Club, LLC(i)(xiv)

LEN – Belle Meade, LLC(6)

LEN – CG South, LLC(6)

LEN – Palm Vista, LLC(6)

LEN Paradise Cable, LLC(6)

LEN Paradise Operating, LLC(6)

Len Paradise, LLC(6)

Lencraft, LLC(4)

LenFive, LLC(14)

LenFive Sub, LLC(49)

LenFive Sub II, LLC(49)

LenFive Sub III, LLC(49)

LENH I, LLC(6)

Len – Hawks Point, LLC(6)

Lennar – BVHP, LLC(19)

Lennar Aircraft I, LLC(20)

Lennar Arizona, Inc.(i)(xiii)

Lennar Arizona Construction, Inc.(i)(xiii)

Lennar Associates Management, LLC(i)(xiv)

Lennar Associates Management Holding Company(i)(xiii)

Lennar Avenue One, LLC(14)

Lennar Bridges, LLC(14)

Lennar Buffington Colorado Crossing, L.P.(1)

Lennar Buffington Zachary Scott, L.P.(1)

Lennar Carolinas, LLC(i)(xiii)

Lennar Central Park, LLC(14)

Lennar Central Region Sweep, Inc.(i)(xiv)

Lennar Central Texas, L.P.(1)

Lennar Chicago, Inc.(i)(xiii)

Lennar Colorado Minerals LLC(18)

Lennar Colorado, LLC(iv)

Lennar Commercial Investors, LLC(iii)(xiii)

Lennar Communities, Inc.(i)(xiv)

Lennar Communities Development, Inc.(i)(xiv)

Lennar Communities Nevada, LLC(17)

Lennar Communities of Chicago L.L.C.(iii)(xiv)

Lennar Construction, Inc.(i)(xiii)

Lennar Courts, LLC(6)

Lennar Developers, Inc.(i)(xiv)

Lennar Family of Builders GP, Inc.(i)(xiv)

Lennar Family of Builders Limited Partnership(21)

Lennar Flamingo, LLC(6)

Lennar Fresno, Inc.(i)(xiii)

Lennar Gardens, LLC(6)

Lennar Georgia, Inc.(i)(xiii)

Lennar Greer Ranch Venture, LLC(14)

Lennar Heritage Fields, LLC(14)

Lennar Hingham Holdings, LLC(iii)(xiii)

Lennar Hingham JV, LLC(22)

Lennar Homes Holding, LLC(iii)(xiv)

Lennar Homes NJ, LLC(4)

Lennar Homes, LLC(iii)(xiii)

Lennar Homes of Arizona, Inc.(i)(xiii)

Lennar Homes of California, Inc.(i)(xiii)

Lennar Homes of Tennessee, LLC(iii)(xiv)

Lennar Homes of Texas Land and Construction, Ltd.(1)

Lennar Homes of Texas Sales and Marketing, Ltd.(1)

Lennar Imperial Holdings Limited Partnership(23)

Lennar International Holding, LLC(24)

Lennar International, LLC(25)

Lennar Layton, LLC(iii)(xiii)

Lennar Long Beach Promenade Partners, LLC(14)

Lennar Lytle, LLC(26)

Lennar Mare Island, LLC(14)

Lennar Marina A Funding, LLC(22)

Lennar Massachusetts Properties, Inc.(i)(xiii)

Lennar Middletown, LLC(4)

Lennar Multifamily Communities, LLC(iii)(xiii)

Lennar New Jersey Properties Inc.(i)(xiii)

Lennar New York, LLC(iii)(xiii)

Lennar Northeast Properties, Inc.(i)(xiii)

Lennar Northeast Properties LLC(iii)(xiii)

Lennar Northwest, Inc.(i)(xiii)

Lennar Pacific, Inc.(i)(xiii)

Lennar Pacific Properties, Inc.(i)(xiii)

Lennar Pacific Properties Management, Inc.(i)(xiii)

Lennar PI Acquisition, LLC(iii)(xiv)

Lennar PI Property Acquisition, LLC(iii)(xiv)

Lennar PIS Management Company, LLC(27)

Lennar Point, LLC(4)

Lennar Port Imperial South, LLC(28)

Lennar Realty, Inc.(v)

Lennar Reno, LLC(vi)

Lennar Rialto Investment LP(vii)

Lennar Riverside West, LLC(28)

Lennar Riverside West Urban Renewal Company, L.L.C.(29)

Lennar Sacramento, Inc.(i)(xiii)

Lennar Sales Corp.(i)(xiii)

Lennar Southland I, Inc.(i)(xiv)

Lennar Southwest Holding Corp.(i)(xiv)

Lennar Spencer’s Crossing, LLC(14)

Lennar Texas Holding Company(i)(xiv)

Lennar Trading Company, LP(1)

Lennar Ventures, LLC(viii)

Lennar West Valley, LLC(14)

Lennar.com Inc.(i)(xiv)

Lennar/LNR Camino Palomar, LLC(14)

Lennar-Lantana Boatyard, Inc.(i)(xiv)

LEN-Ryan I, LLC(6)

Len-Verandahs, LLP(8)

LH Eastwind, LLC(6)

LH-EH Layton Lakes Estates, LLC(31)

LHI Renaissance, LLC(6)

LMC Malden Station Investor, LLC(32)

LMI Glencoe Dallas Investor, LLC(33)

LMI Lakes West Covina Investor, LLC(33)

LMI Las Colinas Station, LLC(33)

LMI Naperville Investor, LLC(33)

LMI Park Central Investor, LLC(33)

LMICS, LLC(iii)(xiii)

LMI Contractors, LLC(iii)(xiii)

LMI-JC Developer, LLC(33)

LMI-JC, LLC(33)

LMI-West Seattle, LLC(iii)(xiii)

LNC at Meadowbrook, LLC(3)

LNC at Ravenna, LLC(3)

LNC Communities I, Inc.(i)(xiv)

LNC Communities II, LLC(4)

LNC Communities III, Inc.(i)(xiv)

LNC Communities IV, LLC(4)

LNC Communities V, LLC(4)

LNC Communities VI, LLC(4)

LNC Communities VII, LLC(4)

LNC Communities VIII, LLC(4)

LNC Pennsylvania Realty, Inc.(i)(xiv)

Long Beach Development, LLC(iii)(xiii)

Lori Gardens Associates, L.L.C.(4)

Lori Gardens Associates II, LLC(4)

Lori Gardens Associates III, LLC(4)

Lorton Station, LLC(4)

LW D’Andrea, LLC(35)

Madrona Ridge L.L.C.(3)

Madrona Village L.L.C.(3)

Madrona Village Mews L.L.C.(3)

Majestic Woods, LLC(4)

Mid-County Utilities, Inc.(i)(xiii)

Mission Viejo 12S Venture, LP(36)

Mission Viejo Holdings, Inc.(i)(xiii)

Moffett Meadows Partners, LLC(37)

NC Properties I, LLC(iii)(xiii)

NC Properties II, LLC(iii)(xiii)

North American Asset Development Corporation(xvi)

North American Title Company, Inc.(xvii)

Northbridge L.L.C.(3)

Northeastern Properties LP, Inc.(i)(xiii)

OHC/Ascot Belle Meade, LLC(8)

One SR, L.P.(1)

Palm Gardens At Doral Clubhouse, LLC(38)

Palm Gardens at Doral, LLC(6)

Palm Vista Preserve, LLC(4)

PD-Len Boca Raton, LLC(6)

PD-Len Delray, LLC(6)

PG Properties Holding, LLC(5)

Pioneer Meadows Development, LLC(35)

Pioneer Meadows Investments, LLC(35)

POMAC, LLC(4)

Prestonfield L.L.C.(3)

Providence Lakes, LLP(8)

PT Metro, LLC(14)

Raintree Village, L.L.C.(3)

Raintree Village II L.L.C.(15)

Renaissance Joint Venture(39)

Reserve @ Pleasant Grove II LLC(4)

Reserve @ Pleasant Grove LLC(4)

Reserve at River Park, LLC(4)

Reserve at South Harrison, LLC(4)

Rivendell Joint Venture(40)

Rivenhome Corporation(i)(xiii)

RMV, LLC(4)

Rutenberg Homes, Inc.(i)(xiii)

Rutenberg Homes of Texas, Inc.(i)(xiii)

Rye Hill Company, LLC(4)

S. Florida Construction, LLC(6)

S. Florida Construction II, LLC(6)

S. Florida Construction III, LLC(6)

San Lucia, LLC(38)

Santa Ana Transit Village, LLC(41)

Savannah Development, Ltd.(1)

Savell Gulley Development, LLC(42)

Scarsdale, LTD.(1)

Schulz Ranch Developers, LLC(35)

Seminole/70th, LLC(6)

Siena at Old Orchard, LLC(3)

South Development, LLC(4)

Southbank Holding, LLC(6)

Spanish Springs Development, LLC(4)

St. Charles Active Adult Community, LLC(4)

Stoney Corporation(i)(xiii)

Stoney Holdings, LLC(4)

Stoneybrook Clubhouse, Inc.(ix)

Stoneybrook Joint Venture(43)

Strategic Holdings, Inc.(x)

Strategic Technologies, LLC(x)

Summerfield Venture L.L.C.(3)

Summerwood L.L.C.(4)

SunStreet Energy Group, LLC(xi)(xiii)

TCO QVI, LLC(4)

Temecula Valley, LLC(41)

Terra Division, LLC(4)

The Baywinds Land Trust(6)

The Bridges at Rancho Santa Fe Sales Company, Inc.(i)(xiii)

The Bridges Club at Rancho Santa Fe, Inc.(xii)

The LNC Northeast Group, Inc.(i)(xiv)

The Preserve at Coconut Creek, LLC(6)

Treasure Island Holdings, LLC(14)

Treviso Holding, LLC(iv)

U.S. Home Corporation(i)(xiii)

U.S. Home of Arizona Construction Co.(i)(xiii)

U.S. Home Realty, Inc.(i)(xiii)

U.S.H. Los Prados, Inc.(i)(xiii)

U.S.H. Realty, Inc.(i)(xiii)

USH Equity Corporation(i)

USH – Flag, LLC(i)(xiii)

USH LEE, LLC(45)

USH Woodbridge, Inc.(i)(xiii)

UST Lennar Collateral Sub, LLC(47)

UST Lennar GP PIS 10, LLC(46)

UST Lennar GP PIS 7, LLC(46)

UST Lennar HW Scala SF Joint Venture(48)

Valencia at Doral, LLC(6)

Vineyard Point 2009, LLC(14)

WCP, LLC(5)

West Chocolate Bayou Development, LLC(1)(xiii)

West Lake Village, LLC(6)

West Seattle Project X, LLC(33)

West Van Buren L.L.C.(3)

Westchase, Inc.(i)(xiv)

Willowbrook Investors, LLC(4)

Woodbridge Multifamily Developer I, LLC(33)

Wright Farm, L.L.C.(4)

(i)	Stuart A. Miller is the Chief Executive Officer (Principal Executive Officer), and Bruce Gross is the Chief Financial Officer (Principal Financial Officer) of this company. Mark Sustana and Diane J. Bessette are Directors/Managers of this company.
(ii)	Richard Beckwitt is the President (Principal Executive Officer), and Bruce Gross is the Chief Financial Officer (Principal Financial Officer) of this company. Mark Sustana and Diane J. Bessette are the Directors of this company.
(iii)	Stuart A. Miller is the Chief Executive Officer (Principal Executive Officer), and Bruce Gross is the Chief Financial Officer (Principal Financial Officer) of this company.
(iv)	Highest ranking officers of this company are Vice Presidents.
(v)	Mark Sustana is the President (Principal Executive Officer), and David Collins is the Treasurer (Principal Financial Officer) of this company. Mark Sustana and Diane J. Bessette are Directors of this company.
(vi)	Mark Sustana and Diane J. Bessette are Managers of this company. Highest ranking officers of this company are Vice Presidents.
(vii)	Executed by Rialto Capital Partners, LLC as the General Partner. Jeffrey P. Krasnoff is the Chief Executive Officer (Principal Executive Officer), and Cheryl Baizan is the Chief Financial Officer (Principal Financial Officer) of Rialto Capital Partners, LLC.
(viii)	David Kaiserman is the Chief Executive Officer (Principal Executive Officer), and Diane Bessette is the Treasurer (Principal Financial Officer). Mark Sustana, Diane J. Bessette, and David Kaiserman are Managers of this company.
(ix)	Darin L. McMurray is the President (Principal Executive Officer) of this company. Mark Sustana and Diane J. Bessette are the Directors of this company.
(x)	Bruce Gross is the Chief Executive Officer (Principal Executive Officer), and Cristina Pardo is the Controller of this company. Mark Sustana, Diane J. Bessette, and Bruce Gross are the Directors/Managers of this company.
(xi)	Richard Beckwitt is the President (Principal Executive Officer), and Bruce Gross is the Chief Financial Officer (Principal Financial Officer) of this company.
(xii)	Officers of this company are all Authorized Agents. Mark Sustana and Diane J. Bessette are the Directors of this company.
(xiii)	Diane Bessette is the Controller of this company.
(xiv)	David Collins is the Controller of this company.
(xv)	Reserved.
(xvi)	Thomas Fischer is the President (Principal Executive Officer), Clotilde Keller is the Senior Vice President (Principal Financial Officer), and Donnis Benson is the Treasurer (Controller) of this company. Emilio Fernandez, Thomas Fischer, and Clotilde Keller are directors of this company.
(xvii)	Thomas Fischer is the Executive Vice President (Principal Executive Officer), Clotilde Keller is the Senior Vice President (Principal Financial Officer), and Donnis Benson is the Treasurer (Controller) of this company. Emilio Fernandez, Thomas Fischer, and Clotilde Keller are directors of this company.
(1)	Executed by Lennar Texas Holding Company as General Partner
(2)	Executed by S. Florida Construction, LLC its Sole Member, by Lennar Homes, LLC its Sole Member
(3)	Executed by Lennar Chicago, Inc. as Sole Member
(4)	Executed by U.S. Home Corporation as Sole Member
(5)	Executed by Lennar Carolinas, LLC as Sole Member
(6)	Executed by Lennar Homes, LLC as Sole Member
(7)	Executed by Pioneer Meadows Investments, LLC, its Sole Member, by Lennar Reno, LLC, its Sole Member
(8)	Executed by Lennar Homes, LLC as Managing Member
(9)	Executed by Lennar Homes of California, Inc. as Managing Member
(10)	Executed by Lennar Homes, LLC as Managing Partner
(11)	(Reserved)
(12)	Executed by Lennar Homes of Texas Land and Construction, Ltd., its Sole Member, by Lennar Texas Holding Company, its General Partner
(13)	Executed by CO Red Oak Management, LLC, its General Partner, by Lennar Homes of Texas Land and Construction, Ltd., its Sole Member, by Lennar Texas Holding Company, its General Partner
(14)	Executed by Lennar Homes of California, Inc. as Sole Member
(15)	Executed by Lennar Communities of Chicago L.L.C. as Sole Member
(16)	Executed by HHC Investors, LLC, its Sole Member, by Lennar Homes of California, Inc., its Sole Member
(17)	Executed by Lennar Pacific Properties Management, Inc. as Sole Member
(18)	Executed by Lennar Colorado, LLC as Sole Member
(19)	Executed by Lennar Southland I, Inc. as Sole Member
(20)	Executed by Lennar Corporation as Sole Member
(21)	Executed by Lennar Family of Builders GP, Inc. as General Partner
(22)	Executed by Lennar Massachusetts Properties, Inc. as Sole Member

(23)	Executed by Lennar Northeast Properties, Inc. as General Partner
(24)	Executed by Lennar Pacific, Inc. as Sole Member
(25)	Executed by Lennar International Holding, LLC, its Sole Member, by Lennar Pacific, Inc., its Sole Member
(26)	Executed by Lennar Fresno, Inc. as Sole Member
(27)	Executed by Lennar Northeast Properties, Inc. as Sole Member
(28)	Executed by Lennar Northeast Properties, Inc. as Managing Member
(29)	Executed by Lennar Riverside West, LLC, its Sole Member, by Lennar Northeast Properties, Inc., its Managing Member
(30)	(Reserved)
(31)	Executed by Lennar Communities Development, Inc. as Sole Member
(32)	Executed by Lennar MF Holdings, LLC, its Sole Member, by Lennar Multifamily Communities, LLC, its Sole Member
(33)	Executed by Lennar Multifamily Communities, LLC as Sole Member
(34)	(Reserved)
(35)	Executed by Lennar Reno, LLC as Sole Member
(36)	Executed by Mission Viejo Holdings, Inc. as Sole Member
(37)	Executed by Marble Mountain Partners, LLC, its Sole Member, by Lennar Homes of California, Inc., its Managing Member
(38)	Executed by Palm Gardens at Doral, LLC, its Sole Member, by Lennar Homes, LLC, its Sole Member
(39)	Executed by U.S. Home Corporation as Managing Member
(40)	Executed by Rivenhome Corporation as Managing Member
(41)	Executed by Lennar Homes of California, Inc. as Sole Member
(42)	Executed by Lennar Texas Holding Company as Sole Member
(43)	Executed by Stoney Corporation as General Partner
(44)	(Reserved)
(45)	Executed by Lennar Homes Holding, LLC as Sole Member
(46)	Executed by UST Lennar PIS Joint Venture, LP its Sole Member, by Lennar Imperial Holdings Limited Partnership, its General Partner, by Lennar Northeast Properties, Inc., its General Partner
(47)	Executed by Lennar HW Scala SF GP, LLC, its Managing General Partner, by Lennar—BVHP, LLC, its Administrative Member, by Lennar Southland I, Inc., its Sole Member
(48)	Executed by UST Lennar HW Scala SF Joint Venture, its Sole Member, by Lennar Southland I, Inc., its Managing General Partner
(49)	Executed by LenFive, LLC, its Sole Member, by Lennar Homes of California, Inc., its Sole Member

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ CHERYL BAIZAN* Cheryl Baizan	Chief Financial Officer (Principal Financial Officer)	January 5, 2017

/s/ RICHARD BECKWITT* Richard Beckwitt	President (Principal Executive Officer)	January 5, 2017

/s/ DIANE J. BESSETTE* Diane J. Bessette	Director, Manager, Treasurer (Principal Financial Officer), Controller	January 5, 2017

/s/ DAVID COLLINS* David Collins	Treasurer (Principal Financial Officer), Controller	January 5, 2017

/s/ BRUCE GROSS* Bruce Gross	Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), Director, Manager	January 5, 2017

/s/ DAVID KAISERMAN* David Kaiserman	Director, Chief Executive Officer (Principal Executive Officer), Manager	January 5, 2017

/s/ JEFFREY KRASNOFF* Jeffrey Krasnoff	Chief Executive Officer (Principal Executive Officer)	January 5, 2017

/s/ DARIN L. MCMURRAY* Darin L. McMurray	President (Principal Executive Officer)	January 5, 2017

/s/ STUART A. MILLER* Stuart A. Miller	Director, Chief Executive Officer (Principal Executive Officer)	January 5, 2017

/s/ CRISTINA PARDO* Cristina Pardo	Controller	January 5, 2017

/s/ THOMAS FISCHER* Cristina Pardo	Director, President, Executive Vice President (Principal Executive Officer)	January 5, 2017

/s/ CLOTILDE KELLER* Clotilde Keller	Director, Senior Vice President (Principal Financial Officer)	January 5, 2017

/s/ DONNIS BENSON* Donnis Benson	Treasurer (Controller)	January 5, 2017

/s/ EMILIO FERNANDEZ* Emilio Fernandez	Director	January 5, 2017

/s/ MARK SUSTANA Mark Sustana	Director, Manager, President (Principal Executive Officer)	January 5, 2017

*By:
/s/ MARK SUSTANA
Name: Mark Sustana Title: Attorney-in-Fact

EXHIBIT INDEX

4.1	Indenture dated as of December 31, 1997, between the Company and The First National Bank of Chicago—Incorporated by reference to the Company’s Registration Statement on Form S-3, File No. 333-45527.

5.1	Opinion of K&L Gates LLP (counsel).*

12.1	Calculation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).*

24.1	Power of Attorney.*

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon, as trustee with respect to the Indenture, dated as of December 31, 1997.*

*	Filed previously with the Company’s Registration Statement on Form S-3, on October 3, 2014.
**	Filed herewith.